Exhibit 99.4

Exchange Offers for

Outstanding 3 1/2% Senior Convertible Notes due 2011

and

Outstanding 5% Convertible Promissory Notes due 2009

in Exchange for

3.50% Convertible Senior Notes due 2011

and the Sale of up to $30,000,000 of 3.50% Convertible Senior Notes

due 2011 for Cash

which will be Registered under

the Securities Act of 1933, as Amended,

Prior to Closing

of

Oscient Pharmaceuticals Corporation

To Our Clients:

Enclosed for your consideration is a Preliminary Prospectus, dated March 29, 2007 (the “Prospectus”), and the related Letter of Transmittal or Letter of Transmittal and Consent, as applicable, relating to the offers (the “Exchange Offers”) of Oscient Pharmaceuticals Corporation (the “Company”) to exchange its 3.50% Convertible Senior Notes due April 2011 (the “New Notes”), for its outstanding 3 1/2% Senior Convertible Notes due 2011 (the “Existing 2011 Notes”) and its outstanding 5% Convertible Promissory Notes due 2009 (the “Existing 2009 Notes” and, together with the Existing 2011 Notes, the “Existing Notes”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal or Letter of Transmittal and Consent, as applicable. Capitalized terms not defined herein are defined in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Existing Notes held by us for your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal or Letter of Transmittal and Consent, as applicable.

Your instructions should be promptly forwarded to us in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 11:59 p.m., New York City time, on April         , 2007, unless extended by the Company (the “Expiration Date”). Any Existing Notes tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

•	The Exchange Offers are for any and all Existing Notes.

•	The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions for Completion of the Exchange Offers.”

•

Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal or Letter of Transmittal and Consent, as applicable.

•	The Exchange Offers expire at 11:59 p.m., New York City time, on April 25, 2007, unless extended by the Company.

If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Please DO NOT complete the Letter of Transmittal or Letter of Transmittal and Consent, as applicable. It is furnished to you for information only and may not be used directly by you to tender Existing Notes.

You may also indicate interest for up to $30,000,000 aggregate principal amount of New Notes in the new money offering. See “The New Money Offering” section of the Prospectus for a description of the new money offering.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by Oscient Pharmaceuticals Corporation with respect to its Existing Notes.

This will instruct you to tender the Existing Notes indicated below (or, if no number is indicated below, all Existing Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal or Letter of Transmittal and Consent, as applicable.

Please tender the Existing Notes held by you for my account in the principal amounts as indicated below:

3 1/2% Senior Convertible Notes due 2011

CUSIP No.

Tender $ (principal amount)*

☐ Please do not tender any Existing 2011 Notes held by you for any account.

Dated:

Signature(s):

Print name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

*Must be in denominations of $1,000 or any integral multiple thereof.

5% Convertible Promissory Notes due 2009

Tender $ (principal amount)*

☐ Please do not tender any Existing 2009 Notes held by you for any account.

Dated:

Signature(s):

Print name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

*Must be in denominations of $1,000 or any integral multiple thereof.

None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Existing Notes held by us for your account.